UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 11, 2008
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement.

As of June 11, 2008, Trussnet Gulfstream (Dalian) Co., Ltd, a foreign investment enterprise established in Beijing, People’s Republic of China (“PRC”) under the laws of the PRC (“Trussnet Gulfstream”), a subsidiary of ChinaTel Group, Inc. (OTCBB: CHTL) (“ChinaTel,” “CHTL” or the “Company”) entered into an Exclusive Technical Services Agreement (the “Technical Agreement”) with Yunji Communications Technology (China) Co. Ltd, a foreign investment enterprise established in Beijing, PRC under the laws of the PRC (“Yunji”).

Under the Technical Agreement, Trussnet Gulfstream will provide certain services to Yunji in Yunji’s performance under a certain Exclusive Technical and Management Consulting Services Agreement (the “Management Agreement”), which was also executed June 11, 2008, with CECT-Chinacomm Communications Co., Ltd., a company incorporated under the laws of the PRC (“Chinacomm”).  Chinacomm is the holder of a spectrum license authorizing the deployment of 3.5GHz wireless broadband network in 29 cities in the PRC.  Yunji is providing technical and management services on an exclusive basis to Chinacomm for the procurement, installation, operation and maintenance of the wireless broadband system of Chinacomm

As of June 11, 2008, Trussnet Gulfstream also entered into an Equipment Lease Agreement with Yunji to lease equipment for a 3.5GHz broadband wireless system of Chinacomm.  Yunji has entered into an Equipment Lease Agreement executed June 11, 2008 with Chinacomm to sub-lease the equipment to Chinacomm for the 3.5GHz broadband network.

The Company has and will continue to issue press releases regarding the contracts as appropriate.

Item 5.02       Election of Directors; Appointment of Certain Officers

The Board of Directors has elected the following persons to serve as officers of the Company for the remainder of the year 2008, until the next annual meeting of the Board of Directors.  George Alvarez shall serve as Chief Executive Officer of the Company, Mario Alvarez shall serve as Chief Operating Officer of the Company , Colin Tay shall serve as President of the Company, Carlos A. Trujillo shall serve as Chief Financial Officer of the Company, Isidoro Gutierrez shall serve as Chief Administrative Officer of the Company and Matthew Jennings shall serve as Secretary of the Company.

On  June 19, 2008, the Company filed a Schedule 14(f) with the Securities and Exchange Commission regarding the appointment of new Directors who will serve on the Board of Directors of the Company.  The Board Members on the Company’s Board of Directors are George Alvarez, Mario Alvarez, Colin Tay, Michael Sugarman and Matthew Jennings.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: June 25, 2008	By: /s/George Alvarez
Name: George Alvarez
Title: CEO